UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Agilent Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGILENT TECHNOLOGIES, INC.

5301 Stevens Creek Blvd.

Santa Clara, California 95051 (800) 227-9770

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 13, 2025

The following information supplements and amends the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2025 (as amended or supplemented, the “Proxy Statement”) of Agilent Technologies, Inc. (the “Company”) and furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for the 2025 annual meeting of stockholders to be held on March 13, 2025, and any adjournment or postponement thereof.

The Company is filing this Supplement solely to update the biography of Mikael Dolsten, M.D., Ph.D., as contained under the heading “Director Nominees for Election to New Three-Year Terms That Will Expire in 2028”, with respect to Proposal 1 (Election of Directors). The updated biography, as set forth below, reflects that Dr. Dolsten has an additional public company directorship that was not included in the Proxy Statement filed by the Company with the SEC on January 31, 2025 and furnished to stockholders of the Company.

The table and text below replace, in their entirety, the table headed “Mikael Dolsten, M.D., Ph.D.”, and the first paragraph on page 9 of the Proxy Statement:

MIKAEL DOLSTEN, M.D., Ph.D.
Age: 66	Board Committees:		Other Public Directorships:
Director Since: September 2021	•	Audit and Finance	•	Vimian Group
	•	Nominating/Corporate Governance	•	Rocket Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Karyopharm Therapeutics Inc.

Dr. Dolsten served as President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer, Inc. from 2010 to January 2025 and currently serves as an advisor to the CEO. In July 2024, Dr. Dolsten announced his retirement from Pfizer to occur sometime in 2025. He has served as President of Worldwide Research and Development and Senior Vice President of Pfizer from May 2010 until December 2010 and President of Pfizer BioTherapeutics Research & Development Group and Senior Vice President of Pfizer from 2009 until 2010. From 2008 to 2009, Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company that was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten served on the Board of Directors of Karyopharm Therapeutics Inc., a public pharmaceutical company from March 2015 to December 2021. Dr. Dolsten has served on the Board of Directors of Vimian Group, a public company supporting veterinary professionals, since April 2021, and on the Board of Directors of Rocket Pharmaceuticals, Inc., a public company developing gene therapy treatments, since September 2024.

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Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the Proxy Statement will be deemed to be to the Proxy Statement as supplemented hereby. The Company has posted its Proxy Statement with the corrections described in this Supplement on its website. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 are available at https://www.investor.agilent.com/financials/sec-filings/default.aspx.